                                                                    EXHIBIT 10.1


                             LEASE RENEWAL AGREEMENT

THIS AGREEMENT made this 16th day of May, 2000 between Gateway Associates, a Washington General Partnership, as Owner, and RPM Rehabilitation & Associates, Incorporated, as Tenant.

                                   WITNESSETH:

WHEREAS, by that certain lease dated the 10TH day of March, 1995, hereinafter referred to as the said Lease, Gateway Associates, a Washington General Partnership, as Owner, leased RPM Rehabilitation & Associates, Incorporated, Tenant, for a term of FIVE (5) years commencing April 1, 1995 and expiring June 30, 2000, the following described premises situated in the City and County of Spokane, Washington, to-wit:

            901 E. 2nd Avenue - Suite 210, Spokane, Washington, 99202

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby covenant and agree as follows:

FIRST: That except as herein modified, all terms and conditions of said Lease dated March 10, 1995, shall be the same and remain in full force and effect.

SECOND: Paragraph 1. PREMISES shall be amended to decrease the square footage by 614 square feet to a new square footage of 3,274 square feet.

THIRD: Paragraph 2. TERM shall be amended to extend the term from July 1, 2000 and end June 30, 2005.


FOURTH: The rent as described in Paragraph 3 RENT shall be as follows:


       July 1, 2000 - June 30, 2001 - $3,956.08 per month
       July 1, 2001 - June 30, 2002 - $4,074.77 per month
       July 1, 2002 - June 30, 2003 - $4,197.01 per month
       July 1, 2003 - June 30, 2004 - $4,322.92 per month
       July 1, 2004 - June 30, 2005 - $4,452.61 per month

FIFTH: OPTION TO CANCEL. Tenant shall have the option to cancel this lease on June 30, 2001, and again on June 30, 2003, and again on June 30, 2004, only under the condition that their contract with Washington State Department of Labor and Industries is not renewed; provided, however, that Tenant give to Owner or Owner's Agent written notice to cancel this Lease at least three (3) months prior to the effective date of cancellation. If Tenant elects to cancel this Lease, then Tenant shall pay to Owner the sum of $12,000.00 for the first two options and $6,000.00 for the third and final option thirty (30) days prior to vacating the premises as a condition of this right to cancel.

SIXTH: Owner shall provide the improvements as shown in Exhibit "A", attached hereto and made a part hereof.

SEVENTH: Each and all of the covenants, terms, and agreement, and obligations of this Lease Addendum Agreement shall extend to and bind and inure to the benefit of the heirs, personal representatives, and successors and/or assigns of Owner and to the successors and/or assigns of the Owner.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

                                         TENANT:
/s/ James N. Hedley                      RPM Rehabilitation & Associates, Inc.
-------------------------------------    -------------------------------------


/s/ Christopher R. Ashenbrener           BY: /s/ Gary J. Knauer, CFO
------------------------------           ---------------------------------------